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                                                                    EXHIBIT 3.32

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                            NOVELIS FINANCES USA LLC

     This Limited Liability Company Agreement (together with the Schedules attached hereto, this "Agreement") of Novelis Finances USA LLC (the "Company"), is entered into by Novelis Inc., a company organized under the Canada Business Corporations Act, as the sole member (the "Initial Shareholder"). As used in this Agreement, the term "Shareholder" means a member of the Company within the meaning of Section 18-101(11) of the Act (as hereinafter defined) and includes the Initial Shareholder and any Person (as hereinafter defined) that may hereafter be admitted as an Additional Shareholder (as hereinafter defined) or a Substitute Shareholder (as hereinafter defined) pursuant to the provisions of this Agreement. The Directors (as hereinafter defined) shall execute and deliver the Management Agreement (as hereinafter defined). Capitalized terms used herein and not otherwise defined herein have the meanings ascribed to such terms in Exhibit A attached hereto.

     The Initial Shareholder, by its execution of this Agreement (i) hereby forms the Company as a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del.C. Section 18-101, et seq.), as amended from time to time (the "Act") and this Agreement, and (ii) hereby agrees as follows:

1. NAME. The name of the limited liability company formed hereby is Novelis Finances USA LLC.

2. PRINCIPAL BUSINESS OFFICE. The principal business office of the Company shall be located at such location as may hereafter from time to time be determined by the Shareholder.

3. REGISTERED OFFICE. The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

4. REGISTERED AGENT. The name and address of the registered agent of the Company for the service of process on the Company in the State of Delaware are The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

5.   SHAREHOLDERS.

     (A)  The name and the mailing address of the Initial Shareholder are:

     NAME           MAILING ADDRESS
     Novelis Inc.   70 York Street
                    Suite 1510
                    Toronto, Ontario
                    MSJ 1S9
                    CANADA

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     (B)  The Shareholder may at any time, or from time to time, act by written consent.

     (C) An annual meeting of Shareholders shall be held at such date, time and place, if any, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time, for the election of directors and the approval of the financial statements of the Company. Any other proper business may be transacted at the annual meeting. A notice of the meeting shall be given that shall state the place, if any, date and hour of the meeting. The notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each Shareholder. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the Shareholder at such Shareholder's address as it appears on the records of the Company.

6. CERTIFICATES. Charles R. Aley, as an authorized person within the meaning of the Act, is hereby authorized to execute, deliver and file with the Secretary of State of the State of Delaware, the Certificate of Formation. After the filing of the Certificate of Formation, the powers of Charles R. Aley, as an authorized person shall cease, and thereafter the Initial Shareholder shall be, and is hereby designated as, an authorized person within the meaning of the Act, and the Initial Shareholder may execute, deliver and file any and all amendments to and restatements of the Certificate of Formation. The Shareholder or an Officer shall execute, deliver and file any other certificates (and any amendments or restatements thereof) necessary for the Company to qualify to do business in any other jurisdiction in which the Company may wish to conduct business.

7. PURPOSE. The Company is being formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act.

8. POWERS. The Company (i) shall have and may exercise all powers necessary, convenient or incidental to accomplish its purpose as set forth in Section 7 hereof and (ii) shall have and may exercise all of the powers and rights conferred upon limited liability companies formed under the Act.

9.   MANAGEMENT.

     (A) BOARD OF DIRECTORS. The business and affairs of the Company shall be managed by or under the direction of the Board of Directors. The Shareholder may determine at any time, in its sole and absolute discretion, the number of Directors to constitute the Board, and hereby designates one (1) as the number of initial Directors and hereby designates David Kennedy, as the initial Director. The authorized number of Directors may be increased or decreased by the Shareholder at any time, in its sole and absolute discretion. The Directors shall be


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          elected by the Shareholder, and each Director shall hold office until his or her successor is elected and qualified or until such Director's earlier death, resignation or removal. Each director shall execute and deliver the Management Agreement. Directors need not be Shareholders.

     (B) POWERS. The Board of Directors shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purpose of the Company described herein. The Board of Directors has the authority to bind the Company within the meaning of Section 18-402 of the Act.

     (C) MEETINGS OF THE BOARD OF DIRECTORS. The Board of Directors of the Company may hold meetings, both regular and special, within or outside the State of Delaware. Regular meetings of the Board may be held without notice at such times and at such places as shall from time to time be determined by the Board. Special meetings of the Board may be called by the Chairman of the Board, if any, or by the President on not less than one (1) day's notice to each Director by telephone, facsimile, mail, telegram or any other means of communication, and special meetings shall be called by the President or the Secretary in like manner and with like notice upon the written request of any one or more of the Directors.

     (D) QUORUM; ACTS OF THE BOARD. At all meetings of the Board, a majority of the Directors shall constitute a quorum for the transaction of business and, except as otherwise provided in any other provision of this Agreement, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the Directors present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or such committee.

     (E) ELECTRONIC COMMUNICATIONS. Members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or of such committee, by means of telephone conference or other communications equipment that allows all persons participating in such meeting to hear each other, and such participation in a meeting shall constitute presence in person at such meeting. If all the participants are participating by telephone conference or other communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company.

     (F)  COMMITTEES OF DIRECTORS.

          (i) The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, with each committee to consist of one or more of the Directors of the Company. The Board may


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               designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee.

          (ii) In the event of the absence or disqualification of a member of a committee, the member or members thereof present at any meeting of such committee and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board to act at such meeting in the place of such absent or disqualified member.

          (iii) Any such committee, to the extent provided in the resolution of the Board referred to in Paragraph (i) of this Subsection (f), shall have and may exercise all of the powers and authority of the Board in the management of the business and affairs of the Company. Each committee shall have such name as may be determined from time to time by resolution adopted by the Board. Each committee shall keep regular minutes of its meetings and report the same to the Board when required by the Board.

     (G) COMPENSATION OF DIRECTORS; EXPENSES. The Board shall have the authority to fix the compensation of Directors, subject to approval by the Shareholder. The Directors may be paid their expenses, if any, of attendance at meetings of the Board, which may be fixed sums for attendance at each meeting of the Board or stated amounts of compensation for serving as Directors. No such payment shall preclude any Director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed, as determined by the Board, like compensation for attending committee meetings.

     (H) REMOVAL OF DIRECTORS; VACANCIES. Any Director or the entire Board of Directors may be removed, with or without cause, at any time by the Shareholder, and any vacancy caused by any such removal or by the death or resignation of a Director may be filled by action of the Shareholder.

     (I) DIRECTORS AS AGENTS. To the extent of their powers set forth in this Agreement, the Directors are agents of the Company for the purpose of the Company's business, and the actions of the Directors taken in accordance with such powers shall bind the Company within the meaning of Section 18-402 of the Act.

     (J) CERTIFICATES. Any Person dealing with the Company, any Shareholder, or any Officer or Director of the Company may rely upon a certificate of the Initial Shareholder as to:

          (i) the identity of any Shareholder or any Officer or Director of the Company;


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          (ii) the existence or non-existence of any fact or facts that constitute a condition precedent to acts by a Shareholder, an Officer or a Director or are in any other manner germane to the affairs of the Company;

          (iii) the Persons who are authorized to execute and deliver any instrument or document of, or on behalf of, the Company; or

          (iv) any act or failure to act by the Company or any other matter whatsoever involving the Company, a Shareholder, an Officer or a Director.

     (K) FIDUCIARY DUTIES OF DIRECTORS. Except to the extent otherwise provided in this Agreement, in exercising their rights and performing their duties under this Agreement, each Director shall have the fiduciary duties of loyalty and care similar to those of directors of a business corporation organized under the General Corporation Law of the State of Delaware.

10.  OFFICERS.

     (A) OFFICERS. The Officers of the Company shall be elected by the Board and shall consist of at least a President and a Secretary. The Board of Directors may, if it so determines, also select a Chairman of the Board and a Vice Chairman of the Board from among the Directors. The Board of Directors may also elect one or more Vice Presidents, a Treasurer, one or more Assistant Secretaries and one or more Assistant Treasurers. Any number of offices may be held by the same individual. The Officers of the Company shall hold their respective offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The salaries and other compensation or remuneration of all Officers (and of all employees and agents of the Company) shall be fixed by or in the manner prescribed by the Board. The Officers of the Company shall hold office until their successors are elected and qualified. Any Officer may be removed at any time, with or without cause, by the affirmative vote of a majority of the whole Board, but the removal of any Officer shall be without prejudice to the contractual rights, if any, of such Officer with the Company. Any vacancy occurring in any office of the Company by death, resignation, removal or otherwise may be filled by the Board. Except as otherwise provided in this Agreement, the Officers of the Company shall perform such duties and have such powers as the Board may from time to time prescribe and, to the extent not so prescribed, as generally pertain to the officers of business corporations organized under the General Corporation Law of the State of Delaware.

               (I) CHAIRMAN OF THE BOARD AND VICE CHAIRMAN OF THE BOARD. If a Chairman of the Board is selected by the Board of Directors, the Chairman of the Board shall preside at all meetings of the Board and shall perform such other duties as may be specifically delegated to the Chairman of the Board by the Board. If a Vice Chairman of the Board is selected by the Board of Directors, the Vice Chairman of the Board shall, in the absence or


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inability to act of the Chairman of the Board, preside at meetings of the Board and shall perform such other duties as may be specifically delegated to the Vice Chairman of the Board by the Board.

               (II) PRESIDENT. The President shall be the chief executive officer of the Company, shall preside at all meetings of the Shareholders, if any, and in the absence or disqualification of a Chairman of the Board or a Vice Chairman of the Board, shall preside at all meetings of the Board, and the President shall be responsible for the general and active management of the business of the Company and shall see that all orders and resolutions of the Board are carried into effect. Except to the extent otherwise provided in this Agreement or in a resolution of the Board, the President shall have such other duties and have such other powers as are similar to those of a president and chief executive officer of a business corporation organized under the General Corporation Law of the State of Delaware.

               (III) VICE PRESIDENTS. In the absence of the President or in the event of the President's inability to act, the Vice President, if any (or if there be more than one, the Vice Presidents in the order designated by the Board, or, in the absence of any such designation, in the order of their election), shall perform the duties of the President, and, when so acting, shall have all of the powers of and be subject to all of the restrictions upon the President. The Vice Presidents, if any, shall perform such other duties and have such other powers as the Board may from time to time prescribe.

               (IV) SECRETARY AND ASSISTANT SECRETARIES. The Secretary shall be responsible for filing legal documents and maintaining records for the Company. The Secretary shall attend all meetings of the Board and all meetings of the Shareholders, if any, and record all of the proceedings of the meetings of the Shareholders and of the Board in books to be kept for that purpose and shall perform like duties for any standing committees of the Company when so required by the Board. The Secretary shall give, or cause to be given, notice of all meetings of the Shareholders, if any, and any special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or the President, under whose supervision the Secretary shall serve. The Assistant Secretary, if any (or if there be more than one, the Assistant Secretaries in the order designated by the Board, or, in the absence of any such designation, in order of their election), shall, in the absence of the Secretary or in the event of the Secretary's inability to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

               (V) TREASURER AND ASSISTANT TREASURERS. The Treasurer, if any, shall have the custody of the Company funds, securities and other assets and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated from time to time by the Board. The Treasurer shall disburse the funds of the Company as directed, or in the manner prescribed, by the Board, taking proper vouchers for such disbursements, and shall render to the President and to the Board, at its regular meetings or when the Board so requires, an account of all of the Treasurer's transactions and of the financial condition of the Company. The Assistant Treasurer, if any (or if there shall be more than one, the Assistant Treasurers in the order designated by the Board, or, in the absence of any such designation, in the order of their election), shall, in the absence of the


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Treasurer or in the event of the Treasurer's inability to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

     (B) OFFICERS AS AGENTS. The Officers, to the extent of their powers set forth in this Agreement or otherwise vested in them by action of the Board, are agents of the Company for the purpose of the Company's business, and the actions of the Officers taken in accordance with such powers shall bind the Company within the meaning of Section 18-402 of the Act.

     (C) FIDUCIARY DUTIES OF OFFICERS. Except to the extent otherwise provided in this Agreement, each Officer shall have the fiduciary duties of loyalty and care similar to those of officers of business corporations organized under the General Corporation Law of the State of Delaware.

11. LIMITED LIABILITY. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and neither any Shareholder nor any Director shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Shareholder or Director of the Company.

12.  SHARES AND SHARE CERTIFICATES.

     (A) SHARES. A Shareholder's limited liability company interest in the Company shall be represented by the Shares issued to such Shareholder by the Company. Each Shareholder hereby agrees that its interest in the Company and in its Shares shall for all purposes be personal property. A Shareholder has no interest in specific Company property.

     (B)  SHARE CERTIFICATES.

          (i) Upon the issuance of Shares to any Shareholder in accordance with the provisions of this Agreement, the Board shall cause the Company to issue one or more Share Certificates in the name of such Shareholder. Each such Share Certificate shall be denominated in terms of the number of Shares evidenced by such Share Certificate and shall be signed by at least one (1) Director.

          (ii) The Company shall issue a new Share Certificate in place of any Share Certificate previously issued if the holder of the Shares represented by such Share Certificate, as reflected on the books and records of the Company:

               (a) makes proof by affidavit, in form and substance satisfactory to the Board, that such previously issued Share Certificate has been lost, stolen or destroyed;


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               (b)  requests the issuance of a new Share Certificate before the
                    Company has notice that such previously issued Share Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

               (c) if requested by the Board, delivers to the Company a bond, in form and substance satisfactory to the Board, with such surety or sureties as the Board may direct, to indemnify the Company against any claim that may be made on account of the alleged loss, destruction or theft of the previously issued Share Certificate; and

               (d) satisfies any other reasonable requirements imposed by the Board.

          (iii) Upon a Shareholder's Transfer in accordance with the provisions of this Agreement of any or all Shares represented by a Share Certificate, such Shareholder shall deliver such Share Certificate to the Company for cancellation, and the Board shall thereupon cause to be issued a new Share Certificate to such Shareholder's Transferee for the number of Shares being Transferred and, if applicable, cause to be issued to such Shareholder a new Share Certificate for that number of Shares that were represented by the canceled Share Certificate and that are not being Transferred.

13. INITIAL CONTRIBUTION. The Initial Shareholder shall contribute One Thousand Dollars ($1,000) in cash to the Company in exchange for the issuance by the Company to the Initial Shareholder of one (1) Share. The initial contribution will constitute capital of the Company.

14. ADDITIONAL CONTRIBUTIONS. The Shareholder is not required to make any additional capital contribution to the Company. However, the Shareholder may at any time make additional capital contributions to the Company. In the event of any such additional capital contribution, the Company shall issue such number of additional Shares to the Shareholder as shall be consistent with (i) the amount of such additional capital contribution,
     (ii) the net fair market value of the Company's assets immediately prior to such additional capital contribution, and (iii) the number of outstanding Shares immediately prior to such additional capital contribution. The provisions of this Agreement, including, without limitation, this Section 14, are intended solely to benefit the Shareholder and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Company, and no such creditor shall be a third-party beneficiary of this Agreement, and the Shareholder shall have no duty or obligation to any creditor of the Company to issue any call for capital pursuant to this Agreement.

15. ALLOCATION OF PROFITS AND LOSSES. For purposes of the Act, the Company's profits and losses shall be allocated among the Shareholders (if there be more than one) in proportion to the number of Shares held by each Shareholder.


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16.  DISTRIBUTIONS. Distributions shall be made to the Shareholder at the times and in the aggregate amounts determined by the Board. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make any distribution to any Shareholder on account of its interest in the Company if such distribution would violate Section 18-607 of the Act or other applicable law. The Board shall determine if distributions to the Shareholder are to be made as a dividend out of current or accumulated earnings of the Company or out of capital. For greater certainty, a distribution out of current or accumulated earnings of the Company shall constitute a dividend to the Shareholder, and a distribution out of Shareholder contributions shall constitute a reduction in the capital of the Company. In the event there is more than one (1) Shareholder, distributions pursuant to this Section 16 shall be made to the Shareholders in proportion to the number of Shares held by each Shareholder.

17. BOOKS AND RECORDS. The Board shall keep or cause to be kept complete and accurate books of account and records with respect to the Company's business. The books of the Company shall at all times be maintained by the Board or by an Officer designated by the Board. Each Shareholder and its duly authorized representatives shall have the right to examine the Company books, records and documents during normal business hours of the Company. The Company, and the Board on behalf of the Company, shall not have the right to keep confidential from the Shareholder any information that the Board would otherwise be permitted to keep confidential from the Shareholder pursuant to Section 18-305(c) of the Act. The Company's books of account shall be kept using the method of accounting determined by the Board. The Company's independent auditor, if any, shall be an independent public accounting firm selected by the Board.

18.  FINANCIAL REPORTS.

          (a) Within sixty (60) business days after the end of each fiscal quarter, the Board shall cause to be prepared and furnished to the Shareholder and each Director an unaudited report setting forth:

          (i) Unless such quarter is the last fiscal quarter of the year, a balance sheet of the Company as of the end of such quarter; and

          (ii) Unless such quarter is the last fiscal quarter of the year, an income statement of the Company for such quarter.

          (b) The Board shall cause to be prepared and furnished to the Shareholder and each Director, within sixty (60) business days after the end of each fiscal year, an audited report or an unaudited report (as determined by the Shareholder, in its discretion) setting forth:

          (i)  A balance sheet of the Company as of the end of such year; and

          (ii) An income statement of the Company for such year.

19. OTHER BUSINESS. The Shareholder and any Affiliate of the Shareholder may engage in or possess an interest in other business ventures of every kind and description,


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     independently or with others. The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

20.  EXCULPATION AND INDEMNIFICATION.

          (a) No Shareholder, Officer, Director, employee or agent of the Company, and no employee, representative, agent or Affiliate of the Shareholder (collectively, the "Covered Persons") shall be liable to the Company or to any other Person who has an interest in or claim against the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person's gross negligence or willful misconduct.

          (b) To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnification under this Section 20 shall be provided out of and to the extent of Company assets only, and no Shareholder shall have personal liability on account thereof.

          (c) To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section 20.

          (d) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any other Person as to matters the Covered Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities or any other facts pertinent to the existence and amount of assets from which distributions to the Shareholder might properly be paid.

          (e) To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to the Shareholder for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a


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Covered Person otherwise existing at law or in equity, are agreed by the
Shareholder to replace such other duties and liabilities of such Covered Person.

21. FREE TRANSFERABILITY. To the fullest extent permitted by the Act and this Agreement, any Shareholder may, at any time or from time to time, without the Consent of any other Shareholder or of the Board, Transfer any or all of its Shares to the same extent as a holder of shares of capital stock in a business corporation organized under the General Corporation Law of the State of Delaware could Transfer such shares of the capital stock of such corporation. The Transferee of any Shares shall be admitted to the Company as a Substitute Shareholder (and as a member of the Company within the meaning of the Act) on the effective date of such Transfer upon (i) such Transferee's written acceptance of the terms and provisions of this Agreement and its written assumption of the obligations hereunder of the Transferor of such Shares, and (ii) the recording of such Transferee's name as a Substitute Shareholder on the books and records of the Company. Any Transfer of any Shares pursuant to this Section 21 shall be effective as of the close of business on the day on which such Transfer occurs.

22. RESIGNATION. The Shareholder may at any time resign from the Company. If the Shareholder resigns pursuant to this Section 22, an Additional Shareholder of the Company shall be admitted to the Company, subject to
     Section 23 hereof, upon such Additional Shareholder's execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the resignation, and, immediately following such admission, the resigning Shareholder shall cease to be a member of the Company.

23. ADMISSION OF ADDITIONAL SHAREHOLDERS. One or more Additional Shareholders of the Company may be admitted to the Company with the written consent of the Shareholder and upon such terms and conditions as the Shareholder may specify.

24.  REDEMPTION.

          (a) The Company may, but shall not be obligated to, redeem all or any part of the Shares of a Shareholder at any time upon the request of the Shareholder.

          (b) The Company may, in the sole discretion of the Board of Directors, redeem all or any part of the Shares of a Shareholder upon at least 48 hours' prior written notice to such Shareholder for any reason. The timing of such mandatory redemption shall be determined by the Board of Directors in its sole discretion. Such redemption of Shares may be out of current or accumulated earnings of the Company or out of capital of the Company.

          (c) In the case of any redemption of a Shareholder's Shares, the Company shall pay to such Shareholder in cash an amount equal to the fair value of such Shares as mutually agreed upon by such Shareholder and the Board of Directors. In the absence of such agreement with respect to the fair value, fair value shall be determined by the majority vote of three (3) independent arbitrators, one (1) of which shall be appointed by the Board of Directors,


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

one (1) of which shall be appointed by the Shareholder, and the third of which shall be appointed by the other two (2) arbitrators.

25.  DISSOLUTION.

     (A) PERPETUAL EXISTENCE. Unless the Company is dissolved pursuant to Subsection (b) of this Section 25, the Company shall continue perpetually. The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate of Formation in the manner required by the Act.

     (B) EVENTS OF DISSOLUTION. The Company shall dissolve and its affairs shall be wound up upon the first to occur of the following: (i) the written consent of the Shareholder (or all of the Shareholders, if there be more than one), (ii) the resignation or dissolution of the Shareholder or the occurrence of any other event that terminates the continued membership of the Shareholder in the Company unless the business of the Company is continued in a manner permitted by the Act, or (iii) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

     (C) BANKRUPTCY OF SHAREHOLDER. The bankruptcy (as defined in Section 18-101(1) of the Act) of the Shareholder shall not cause the Shareholder to cease to be a member of the Company, and upon the occurrence of such an event, the business of the Company shall continue without dissolution.

     (D) WINDING UP. In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.

26. WAIVER OF PARTITION; NATURE OF INTEREST. Except as otherwise expressly provided in this Agreement, and to the fullest extent permitted by law, each Shareholder hereby irrevocably waives any right or power that such Shareholder might have to cause the Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company. No Shareholder shall have any interest in specific assets of the Company, and no Shareholder shall have the status of a creditor with respect to any distribution pursuant to Section 16 hereof. The interest of each Shareholder in the Company is personal property.

27. BENEFITS OF AGREEMENT; NO THIRD-PARTY RIGHTS. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of any Shareholder. Nothing in this Agreement shall be deemed to create any right in any Person (other than a Covered Person) not a party hereto, and this


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

     Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person.

28. SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be considered severable, and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement that are valid, enforceable and legal.

29. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the Shareholder with respect to the subject matter hereof.

30. GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Delaware (without regard to conflict of laws principles), and all rights and remedies shall be governed by such laws.

31. AMENDMENTS. This Agreement may not be supplemented or amended except (i) pursuant to a written agreement executed and delivered by the Shareholder or (ii) the affirmative vote of a majority of the Directors.

32. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same instrument.

33. NOTICES. Any notices required to be delivered hereunder shall be in writing and personally delivered, mailed or sent by telecopy, electronic mail, or other similar form of rapid transmission, and shall be deemed to have been duly given upon receipt (a) in the case of the Company, to the Company at its address in Section 2, (b) in the case of a Shareholder, to such Shareholder at its address as listed on the books and records of the Company and (c) in the case of either of the foregoing, at such other address as may be designated by written notice to the other party.

34. FISCAL YEAR. The fiscal year of the Company shall be the calendar year or such other period as determined from time to time by resolution of the Board of Directors.

     WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Agreement as of the 16th day of December, 2005.

                                        NOVELIS INC.


                                        By: /s/ DAVID KENNEDY
                                            ------------------------------------
                                        Name: DAVID KENNEDY
                                        Title: CORPORATE SECRETARY

                                    EXHIBIT A
                                     TO THE
                       LIMITED LIABILITY COMPANY AGREEMENT
                           OF NOVELIS FINANCES USA LLC

                                   DEFINITIONS

     As used in this Agreement, the following capitalized terms have the following meanings:

     "Additional Shareholder" means a Person who is admitted to the Company as a Shareholder pursuant to Section 22 or Section 23 of this Agreement and who is named as a Shareholder on the books and records of the Company.

     "Affiliate" means, with respect to a specified Person, any other Person directly or indirectly Controlling, Controlled by or under direct or indirect common Control with such specified Person.

     "Board or "Board of Directors" means the Board of Directors of the Company.

     "Certificate of Formation" means the Certificate of Formation of the Company to be filed with the Secretary of State of the State of Delaware pursuant to Section 6 of this Agreement, as hereafter amended or restated from time to time.

     "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or general partner or managing member interests, by contract or otherwise. "Controlling" and "Controlled" shall have correlative meanings. Without limiting the generality of the foregoing, a specified Person shall be deemed to Control any other Person in which the specified Person owns, directly or indirectly, a majority of the ownership interests.

     "Directors" means the directors elected to the Board of Directors from time to time by the Shareholder. Each individual elected as a Director is, by such election, hereby designated as a "manager" of the Company within the meaning of
Section 18-101(10) of the Act.

     "Management Agreement" means the agreement of the Directors in the form attached hereto as Exhibit C.

     "Officer" means an officer of the Company described in Section 10 of this

     "Person" includes any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, joint-stock company, trust, unincorporated organization or other organization, whether or not a legal entity, and any governmental authority.


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

     "Share" means a limited liability company interest in the Company held by a Shareholder. All of a Shareholder's Shares, in the aggregate, represent such Shareholder's entire limited liability company interest in the Company.

     "Share Certificate" means a non-negotiable certificate issued by the Company substantially in the form of Exhibit B hereto, which evidences the ownership of one or more Shares.

     "Substitute Shareholder" means a Person who is admitted to the Company as a Shareholder pursuant to Section 21 of this Agreement and who is named as a Shareholder on the books and records of the Company.

     "Transfer" means, with respect to any Shares, and when used as a verb, to sell, assign, transfer, pledge or otherwise encumber or dispose of such Shares, and, when used as a noun, shall have a meaning that correlates to the foregoing.

     "Transferee" means the assignee, transferee or other recipient of a Transfer.

     "Transferor" means the Person making a Transfer.


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